UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2008

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Certain Officer

In connection with Lydall, Inc.’s (the “Company”) strategic initiatives, the Company announced on June 26, 2008, that it was realigning management in its automotive business. Randall L. Bryd, President of Lydall’s North American automotive business will be leaving the Company effective July 25, 2008. Mr. Byrd is entitled to termination payments pursuant to the terms of Section 8 of an Employment Agreement dated January 10, 2007, entered into by Mr. Bryd and the Company.

Section 8 – Other Events

Item 8.01	Other Events

In a press release dated June 27, 2008, attached as Exhibit 99.1, the Company announced that Joseph K. Wilsted has joined the Company as President of its worldwide automotive business. Wilsted comes to Lydall with over 25 years of global manufacturing and finance experience having established and managed manufacturing operations in Europe and Asia. Prior to joining Lydall, he was Senior Vice President Finance and Administration at FormTech Industries LLC, a provider of metal components to the automotive light vehicle, heavy truck and industrial markets. Before that, he had served as Senior Vice President and CFO and Senior Vice President of Operations and Corporate Development of The Greenbrier Companies, Inc., a leading supplier of transportation equipment and services to the railroad industry.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this report, as set forth below:

Exhibit Number	Exhibit Description
99.1	Press release, dated June 27, 2008, titled “Joseph K. Wilsted Joins Lydall, Inc. as President of its Automotive Business,” furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

June 30, 2008	By:	/S/ JAMES V. LAUGHLAN
James V. Laughlan
Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated June 27, 2008, titled “Joseph K. Wilsted Joins Lydall, Inc. as President of its Automotive Business,” furnished herewith.

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